Exhibit 99.1

Nova Natural Resources to Accept Private Placement from HS Financial Management Group

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--June 16, 2009--Nova Natural Resources Inc. (OTCBB:NVNJ) today announced a definitive agreement to accept a Private Placement Investment by HS Financial Management Group in an all-for-current asset transaction valued at approximately C$1Million. This transaction will HS Financial Management Group to become the largest shareholder of Nova Natural Resources and will place HS Financial Management as the controlling group of the company.

The combination of Nova Natural Resources and HS Financial Management will provide clients from around the world with highly professional solutions that will create timely value for their corporate financial and management structure. Together, the two companies will meet a wider set of shareholder needs and demands in strong corporate transparency and have a significantly greater opportunity in developing into new markets.

Under the terms of the agreement, which has been approved by the respective Board of Directors, HS Financial Management shall vent in an equivalent of C$1Million worth of current assets in exchange for the majority control position in the common share structure of Nova Natural Resources. The closing is expected to be completed in 30 days following the due diligence period.

In the combined company, Mr. Richard Chan will be appointed as the Chief Executive Officer of the new company and shall be responsible in promoting and growing the new company in the global financial sector. Other executive positions within the company will be appointed once the integration of the two companies and appointment of the new Board of Directors.

Integration

After the closing, the new company will be focused in providing and delivering professional financial consultancy services to both North American and Asian clients. Details regarding company’s operation, services and projects will be available in a timely manner.

Due to the absence at this time of estimates of the acquisition-related restructuring costs and the allocation of the purchase price between goodwill, other intangibles and equity based compensation expenses related to SFAS123R, Nova Natural Resources is currently unable to provide GAAP estimates on future earnings.

Tender Offer of Stock Repurchases

The board of HS Financial Management has approved and authorized the purchase of a current control block of Nova Natural Resources common stock from a private group of shareholders in a private stock purchase not to exceed $300,000 which must be completed in 30 Days.

About Nova Natural Resources Inc.

Nova Natural Resources is an OTCBB listed company under the symbol NVNJ. Nova Natural Resources is currently a development stage company.

About HS Financial Management Group

HS Financial Management Group is a privately owned company registered under the British Columbia Business Act and is involved in providing investment banking consultancy services to clients across China and North America.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, forecasts of market growth, future revenue, benefits of the proposed merger, expectations that the merger will be accretive to Adobe's results, future expectations concerning available cash and cash equivalents, Nova’s expectations with respect to future stock repurchases following the merger, including the timing and amount of such repurchases, and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the software industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Nova's most recently filed Forms 10-K and 10-Q.

CONTACT:
Nova Natural Resources Inc.
Wayne Doss, 828-489-9409